                                                                    EXHIBIT 23.1

                              Quarles & Brady LLP
                           411 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202



                                September 7, 2004


Baylake Corp.
217 North Fourth Avenue
Sturgeon Bay, Wisconsin 54235

Gentlemen and Ladies:

         We are providing this opinion in connection with the Registration Statement of Baylake Corp. (the "Company") on Form S-3 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed sale or issuance by the Company of up to 1,000,000 shares of Common Stock, par value $5.00 per share ("Shares"), of the Company pursuant to the Company's Automatic Dividend Reinvestment Plan (the "Plan").

         We have examined: (i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, as currently in effect; (iii) the Plan;
(iv) the corporate proceedings relating to the authorization for the sale of the Shares pursuant to the Plan; and (v) such other documents and records and such matters of law as we have deemed necessary in order to render this opinion.

         On the basis of the foregoing, we advise you that, in our opinion:

         1. The Company is a corporation validly existing under the laws of the state of Wisconsin.

         2. The Shares to be sold from time to time pursuant to the Plan which are original issuance shares, when issued and paid for as contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable by the Company, subject to the personal liability which may be imposed on shareholders by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.

         We hereby consent to the filing of this opinion as an exhibit to the amendment to the registration statement. In giving consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ Quarles & Brady LLP

                                                     QUARLES & BRADY LLP